UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 Date of Report
                       (Date of earliest event reported)
                                October 24, 2005

                             US Airways Group, Inc.
                        (Commission file number: 1-8444)
             (Exact Name of Registrant as specified in its charter)

        Delaware                                    54-1194634
   (State of Incorporation              (I.R.S. Employer Identification No.)
     of the Registrant)

               111 West Rio Salado Parkway, Tempe, Arizona 85281
                    (Address of principal executive offices)

                                 (480) 693-0800
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02     Unregistered Sales of Equity Securities

         On October 24, 2005, US Airways Group, Inc. ("US Airways Group") issued a total of 4,156,411 shares of its common stock in full satisfaction of the purchase price for approximately $250 million in principal amount at maturity of America West Airlines, Inc.'s Senior Exchangeable Notes due 2023 (the "Exchangeable Notes"). Following the issuance of such shares US Airways Group had approximately 82 million shares of common stock issued and outstanding and $2,341,000 in principal amount at maturity of the Exchangeable Notes remained outstanding. The Exchangeable Notes are fully and unconditionally guaranteed by US Airways Group.

         Completion of the merger between US Airways Group and America West Holdings Corporation on September 27, 2005 constituted a "change of control" under the Exchangeable Notes and required America West Airlines, Inc. to make an offer to holders to purchase those notes within 30 business days after the effective time of the merger at a purchase price of $343.61 per $1,000 principal amount at maturity. Under the terms of the Exchangeable Notes and the related Guarantee and Exchange Agreement, dated as of July 30, 2003, between America West Holdings Corporation and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by the Guarantee and Exchange Agreement Supplement No. 1 among America West Holdings Corporation, US Airways Group and the Trustee, dated as of September 27, 2005 (the "Exchange Agreement"), America West Airlines, Inc.'s obligation to purchase the Exchangeable Notes was satisfied at US Airways Group's election by delivery of shares of US Airways Group common stock having a "fair market value" of not less than $343.61 per $1,000 principal amount at maturity. For this purpose, "fair market value" means 95% of the market price of US Airways Group common stock calculated as the average closing prices over the five business days ending on and including the third business day before the purchase date.

         The issuance of US Airways Group common stock to the holders of the Exchangeable Notes, was made pursuant to the exemption from registration under
Section 3(a)(9) of the Securities Act of 1933, as amended.

         On October 28, 2005, US Airways Group issued a press release announcing the exchange. A copy of that press release is attached as Exhibit
99.1 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

         (d)  Exhibits

         The following exhibits are filed with this report.

Exhibit No.   Description
-----------   -----------
    99.1      Press Release of US Airways Group, date October 28, 2005.


FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" and similar terms. Such statements include, but are not limited to, statements about the outlook of US Airways Group, Inc. (the "Company"), expected fuel costs, the revenue and pricing environment, expected financial performance, and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the combined companies' plans, objectives, expectations and intentions, as well as other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties that could cause the Company's actual results and financial position to differ materially from these statements. These risks and additional factors that may affect the future results of the Company are set forth in detail in the filings of US Airways Group with the SEC, including the Company's Registration Statement on Form S-1 (File No. 333-126226), which are available at www.usairways.com. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          US Airways Group, Inc. (REGISTRANT)


Date: October 28, 2005                    By:  /s/ James E. Walsh III
                                               -------------------------------
                                          James E. Walsh III
                                          Senior Vice President and
                                          General Counsel

                                 Exhibit Index


Exhibit No.     Description
-----------     -----------
   99.1         Press Release of US Airways Group, date October 28, 2005.